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                                                                Exhibit 99.11(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of Landmark International Funds of our report dated February 4, 1997, relating to the financial statements and financial highlights of the International Equity Portfolio and the Emerging Asian Markets Equity Portfolio appearing in the December 31, 1996 Annual Reports of Landmark International Equity Fund and Landmark Emerging Asian Markets Equity Fund, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Auditors" and Independent Accountants and Financial Statements" in the Statement of Additional Information.




Price Waterhouse

Chartered Accountants
Toronto, Ontario
April 14, 1997